UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

        IPALCO ENTERPRISES, INC.
        (Exact name of registrant as specified in its charter)
        Indiana
        (State or other jurisdiction of incorporation)
        1-8644
        (Commission File Number)
        35-1575582
        (IRS Employer Identification No.)
        One Monument Circle
        Indianapolis, Indiana 46204
        (Address of principal executive offices, including zip code)
        317-261-8261
        (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 23, 2020, the Board of Directors of IPALCO Enterprises, Inc. (“IPALCO”), a subsidiary of The AES Corporation (“AES”), acting through a unanimous written consent, appointed Lisa Krueger as President and Chief Executive Officer of IPALCO, replacing Barry J. Bentley who had been serving as Interim President and Chief Executive Officer. Mr. Bentley continues in his role as Senior Vice President, U.S. Utilities Operations. Also on June 23, 2020, the Board of Directors of IPALCO’s principal subsidiary, Indianapolis Power & Light Company (“IPL”), acting through a unanimous written consent, appointed Lisa Krueger as Interim President and Chief Executive Officer of IPL to fill the vacancy in that position.

Ms. Krueger, 56, has served since September 2018 as President of the AES U.S. strategic business unit, which encompasses IPALCO and IPL and their Ohio sister companies, DPL Inc. (“DPL”) and The Dayton Power and Light Company (“DP&L”), and other power plants in the U.S. outside of AES’ Distributed Energy and sPower businesses, and is a Senior Vice President of AES. Ms. Krueger has been a Director of IPALCO since November 2018 and a Director of IPL since March 2019. In addition, Ms. Krueger serves as a director or officer of other AES affiliates, including as a Director of IPALCO’s parent company, AES U.S. Investments, Inc. (“AES U.S. Investments”), and of DP&L, DPL, and sPower, and, since June 2020, as President of AES U.S. Investments, President and Chief Executive Officer of DPL, and Interim President and Chief Executive Officer of DP&L. Ms. Krueger has extensive commercial, renewables development, and utility experience. Prior to joining AES, Ms. Krueger served as an energy consultant from July 2017 to August 2018, Chief Commercial Officer of Cogentrix Energy Power Management, LLC, the portfolio management company of Carlyle Power Partners, from January 2017 to June 2017, and President and CEO of Essential Power, LLC, a wholesale power generator and marketer with facilities throughout the Mid-Atlantic and New England, from March 2014 to June 2017. Ms. Krueger also served as Vice President - Sustainable Development of First Solar, one of the world’s largest photovoltaic manufacturers and system integrators, where she led the development and implementation of various domestic and internal strategic plans focused on market and business development and served as the President of First Solar Electric. Prior to First Solar, Ms. Krueger held a variety of executive level positions with Dynegy, Inc., including Vice President - Enterprise Risk Control, Vice President - Northeast Commercial Operations, Vice President - Origination and Retail Operations, and Vice President - Environmental, Health & Safety. She also held a variety of leadership roles at Illinois Power, including positions in transmission planning and system operations, generation planning and system operations, and environmental, health & safety. Ms. Krueger received a B.S. in Chemical Engineering from the Missouri University of Science and Technology and an M.B.A from the Jones Graduate School of Business at Rice University.

IPALCO does not separately compensate individuals for their service as officers or members of the Board of Directors of IPALCO. Ms. Krueger participates in compensation plans and programs generally available to senior management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO), including those described in IPALCO’s 2019 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, Ms. Krueger has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            IPALCO Enterprises, Inc.

Date: June 25, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary